Exhibit 10.3

INITIAL SHAREHOLDERS FORFEITURE AGREEMENT

November 17, 2022

Goal Acquisitions Corp.

12600 Hill Country Blvd, Building R, Suite 275

Bee Cave, Texas 78738

Re: Forfeiture of Shares

Reference is made to that certain Business Combination Agreement, dated as of the date hereof (as may be amended, restated, supplemented or otherwise modified from time to time, the “Business Combination Agreement”), by and among Goal Acquisitions Corp., a Delaware corporation (“Purchaser”), Digital Virgo Group, a French corporation (société par actions simplifiée) whose registered office is at 88 rue Paul Bert, 69003 Lyon, France, and registered with the registry of commerce and companies under number 914 138 615 R.C.S. Lyon (the “Company”), all shareholders of the Company (the “Sellers”) and IODA S.A., in its capacity as the Seller Representative (as defined therein). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Business Combination Agreement.

In consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and conditional upon the Business Combination Agreement being legally binding, Goal Acquisitions Sponsor LLC, a Delaware limited liability company (“Sponsor”) hereby agrees that:

On the Closing Date, but in any event immediately prior to the Closing, Sponsor shall (and, subject only to the consummation of the Closing, hereby does), either alone or in its sole election together with any other holders of Purchaser Common Stock, irrevocably surrender, forfeit and consent to the termination and cancellation of, in each case for no consideration and without further right, obligation or liability of any kind or nature on the part of Purchaser, the Company, the Sellers or the Seller Representative, a number of shares of Purchaser Common Stock such that the aggregate number of shares of Purchaser Common Stock so surrendered and forfeited pursuant to this letter agreement shall equal 646,875 (the “Forfeited Shares”). Effective as of the Closing, the Forfeited Shares shall be automatically and immediately cancelled, and Sponsor, and any other holders that have surrendered and forfeited shares of Purchaser Common Stock, shall have no further rights with respect to the Forfeited Shares. Without limiting the foregoing, Sponsor agrees to, and shall cause any other holders that have surrendered and forfeited shares of Purchaser Common Stock to, execute any and all instruments requested by Purchaser to effect such surrender and forfeiture, including without limitation, execution of an irrevocable direction letter to the Escrow Agent (as defined below) to deliver to Purchaser any shares of Purchaser Common Stock held by the Escrow Agent upon expiration of the period when such shares are held in escrow under the Stock Escrow Agreement, dated as of February 10, 2021 by and among Purchaser, Continental Stock Transfer & Trust Company, as escrow agent (the “Escrow Agent”) and the other parties thereto.

This letter agreement shall terminate, and have no further force or effect, if the transactions contemplated by the Business Combination Agreement are not consummated or the Business Combination Agreement is validly terminated in accordance with its terms prior to the Closing.

This letter agreement, the rights and duties of the parties hereto, and any disputes (whether in contract, tort or statute) arising out of, under or in connection with this letter agreement will be governed by and construed and enforced in accordance with the Laws of the State of Delaware, without giving effect to any principles or rules of conflict of Laws to the extent such principles or rules would require or permit the application of the Laws of another jurisdiction.

This letter agreement may be executed in two or more counterparts for the convenience of the parties hereto, each of which shall be deemed an original and all of which together will constitute one and the same instrument. Delivery of an executed counterpart of a signature page, including any electronic signature complying with the U.S. federal ESIGN Act of 2000 (e.g., www.docusign.com), to this letter agreement by facsimile or by e-mail in “portable document format” shall be effective as delivery of a mutually executed counterpart to this letter agreement.

[Signature Page Follows]

Please indicate your agreement to the terms of this letter agreement by signing where indicated below.

GOAL ACQUISITIONS SPONSOR LLC

By:	/s/ Alex Greystoke
Name:	Alex Greystoke
Title:	President

Accepted and Agreed:

GOAL acquisitionS corp.

By:	/s/ Harvey Schiller
Name:	Harvey Schiller
Title:	CEO

[Signature Page to Initial Shareholders Forfeiture Agreement]

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